UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tandy Brands Accessories, Inc.

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Tandy Brands Accessories, Inc. issued the following press release announcing PROXY Governance, Inc.’s recommendation to vote for the Tandy Brands Accessories, Inc. nominees.

Tandy Brands Accessories, Inc.	Investor Relations:
J.S.B. Jenkins	Integrated Corporate Relations
President/Chief Executive Officer	Bill Zima (203) 682-8200
(817) 548-0090	Media Relations:
britt_jenkins@tandybrands.com	Monarch Communications, Inc.
Jeff Siegel (516) 569-4271
PROXY GOVERNANCE RECOMMENDS VOTE FOR TANDY BRANDS NOMINEES
ARLINGTON, TX, October 12, 2007 — Tandy Brands Accessories, Inc. (Nasdaq GM:TBAC) today announced that PROXY Governance, Inc., a leading independent voting advisory service, has recommended that Tandy Brands stockholders vote FOR Tandy Brands’ incumbent directors at the Company’s Annual Meeting of Stockholders on October 29, 2007. To follow PROXY Governance’s recommendation, Tandy Brands stockholders should vote FOR Tandy Brands’ incumbent directors on the Company’s WHITE proxy card TODAY.
In its recommendation, PROXY Governance noted the following:
     •       “We believe that a comparison of the management and dissident nominees argues strongly in support of management. ... With no experience in the accessories or retail industry, and no experience in running any business other than an investment fund, we believe [the dissident nominees] were chosen merely because they best represented Golconda’s interests, rather than because of any ability to represent all shareholders.”
     •       “We do not see the dissident’s slate as particularly well qualified for [the role of “monitor”] given (1) the dissidents interests, which potentially conflict with those of other shareholders, and (2) the close ties of the dissident’s slate to the dissident shareholder.”
     •       “PROXY Governance believes that the two directors nominated by management (C. Nicholas and W. Rosier) offer more experience and knowledge of the company’s operations, and we support them over the dissident nominees.”
Tandy Brands continues to urge all stockholders to vote for Tandy Brands’ directors, Colombe Nicholas and W. Grady Rosier, on the WHITE proxy card. The vote of Tandy Brands’ stockholders is extremely important — no matter how many shares Tandy Brands stockholders own. Stockholders are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card.
If Tandy Brands stockholders have any questions about how to vote their shares or if they need assistance in voting their shares, please contact Tandy Brands’ proxy solicitor, Georgeson, Inc. toll free at 888-605-7570. Tandy Brands’ Annual Meeting is scheduled to be held on Monday, October 29, 2007 at 10:00 a.m., Central time, at the Hilton Arlington, 2401 East Lamar Blvd., Arlington, Texas 76006. Stockholders of record as of September 19, 2007 will be entitled to notice of and to vote at the Annual Meeting.
*Note: Permission to use quotations neither sought nor obtained.

About Tandy Brands Accessories, Inc.
Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, neckwear, gifts and sporting goods. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.
Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company’s specific market area. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.
Important Additional Information
The Company filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the Securities and Exchange Commission on September 21, 2007. Stockholders are strongly advised to read the proxy statement carefully, as it contains important information. The Company and certain other persons may be deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2007 Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on September 21, 2007. Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2007 Annual Meeting of Stockholders at the SEC’s website at www.sec.gov or by contacting the Company’s proxy solicitor Georgeson Inc. at (888) 605-7570 toll free.